Exhibit 10.1

sixth AMENDMENT TO THE LICENSE AGREEMENT

This SIXTH AMENDMENT TO THE LICENSE AGREEMENT (the “Sixth Amendment”) is made and entered into as of September 2, 2014 (the “Sixth Amendment Effective Date”), by and between SANGAMO BIOSCIENCES, INC., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and SIGMA-ALDRICH CO., LLC, a Delaware limited liability company having its principal place of business at 3050 Spruce Street, St. Louis, MO 63103 (“Sigma”). Sigma and Sangamo are individually referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

A. Sigma and Sangamo are parties to a License Agreement effective as of July 10, 2007 as previously amended (the “Agreement”), under which Sangamo granted to Sigma a certain license to use Sangamo’s proprietary zinc finger protein technology in the fields as defined therein.

B. Sigma and Sangamo desire to amend the Agreement in accordance with the amendments below, in order to provide Sigma with greater flexibility with respect to GMP Products.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Sixth Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement and any prior amendments will remain in force. Capitalized terms used in this Sixth Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement or prior amendments.

1. The following new subsection (vi) shall be added to Section 2.1(c) as follows:

“(vi) Subject to the terms and conditions of this Agreement, Sangamo hereby grants to Sigma, effective as of the Sixth Amendment Effective Date, a royalty-bearing, world-wide, exclusive (except as set forth in this Section 2.1) right to amend Use Licenses that were granted to individual Customers in connection with the purchase of Licensed Products for use in the Field, to permit each such Customer to use, in the GMP Field, GMP Products that were created by such Customer pursuant to such Use License (but excluding all uses of such GMP Products in the Plant Field or any field other than the Field or the GMP Field, and excluding all Plant Products). All amounts invoiced or otherwise billed or received by Sigma (and the fair market value of any non-cash consideration received by Sigma) in connection with a Use License amendment entered into pursuant to this Section 2.1(c)(vi) shall be deemed to be Net Commercial Sales, and Sigma shall make payments to Sangamo in accordance with Section 7.19 with respect thereto. As of the Sixth Amendment Effective Date, the Parties have agreed upon standard language for Use License amendments entered into pursuant to this Section 2.1(c)(vi), along with the ZFN GMP License Agreement and CHOZN Cell Line GMP License Agreeement, which are attached to the Sixth Amendment as Exhibit 1, and Exhibits A and B thereto. All Use License amendments entered into pursuant to this Section 2.1(c)(vi) shall include such mutually agreed standard language and shall not deviate therefrom or include any additional non-financial terms without Sangamo’s prior written consent For the avoidance of doubt, all Use Licenses that are amended pursuant to this Section 2.1(c)(vi) shall continue to be Use Licenses for all purposes under this Agreement.”

2. Section 5.3(a) shall be amended to read in its entirety as follows:

“(a) Sigma shall keep the JSC informed regarding the overall progress and results of the development and commercialization of any Licensed Products in the Field and Commercial Products in the Commercial Field, in each case by Sigma or its Affiliates or Sublicensees, or any development or use of any GMP Products in the GMP Field by Customers or their transferees, including any written reports requested by the JSC. After the JSC ceases to exist pursuant to Section 3.1, Sigma shall thereafter provide directly to Sangamo summaries of (i) the development and commercialization activities performed or anticipated to be performed by Sigma or its Affiliates or Sublicensees, with respect to Licensed Products in the Field and Commercial Products in the Commercial Field, or (ii) the development or use of GMP Products by Customers in the GMP Field or their transferees, which summaries shall be in a format and at a frequency decided by the JSC (i.e., prior to the time it ceases to exist) or mutually agreed by the Parties.”

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In witness whereof, the Parties have executed this Sixth Amendment in duplicate originals by their proper officers as of the Sixth Amendment Effective Date.

SIGMA-ALDRICH CO., LLC		SANGAMO BIOSCIENCES, INC.

By:	/s/ Patrick Sullivan	By:	/s/ Edward Lanphier
Name:	Patrick Sullivan	Name:	Edward Lanphier
Title:	Vice President of Research and Development	Title:	President and Chief Executive Officer

Exhibit 1

Amendment to ZFN License Agreement or CHOZN ZFN-Modified CHO Cell Line License Agreement

Between

Sigma-Aldrich Co. and XX

This Amendment to ZFN License Agreement or CHOZN ZFN-Modified CHO Cell Line License Agreement (the “Amendment”) is made effective as of the date of last signature hereto (the “Effective Date”) by and between Sigma-Aldrich Co. LLC, a Delaware limited liability company, with its principal place of business at 3050 Spruce Street, Saint Louis, MO 63103, USA, (“Sigma”) and XX, with an address of (“XX”). In consideration for the promises and other obligations reflected herein, Sigma and XX agree as follows:

1. Background

1.1.	XX has purchased from Sigma the following ZFN reagents targeting [GENE??] and/or ZFN-Modified CHO Cell Line (the “Materials”): ___________________________
1.2.	The Materials were purchased subject to a ZFN License Agreement or CHOZN ZFN-Modified CHO Cell Line License Agreement.
1.3.

XX desires to have the exclusion of GMP production removed from the definition of Licensed Research Use under the ZFN License Agreement or CHOZN ZFN-Modified Cell Line License Agreement, to allow for use of the Materials by XX in the GMP Field.

2. Amendment

2.1.

Sigma and XX agree that the ZFN License Agreement or CHOZN ZFN-Modified CHO Cell Line License Agreement under which the Materials were purchased is hereby replaced as of the Effective Date, in its entirety with the ZFN GMP License Agreement (attached as Exhibit A), or CHOZN Cell Line GMP License Agreement (attached as Exhibit B), as appropriate.

2.2.

Sigma and XX agree that this Amendment effectively removes the exclusion of GMP production from the definition of Licensed Research Use and provides XX with the right to use the Materials on or after the Effective Date in the GMP Field as defined in the ZFN GMP License Agreement or CHOZN Cell Line GMP License Agreement.

3. Compensation

3.1.	In consideration of its acceptance of this Agreement, XX shall pay Sigma the amounts detailed in Exhibit C.

This Agreement has been executed by the duly authorized representatives of the parties as of the Effective Date.

SIGMA-ALDRICH CO. LLC	XX

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit A

ZFN GMP License Agreement

The Materials and their use are the subject of one or more of the following patents controlled by Sangamo BioSciences, Inc.: U.S. Patent Nos. 6,534,261, 6,607,882, 6,746,838, 6,794,136, 6,824,978, 6,866,997, 6,933,113, 6,979,539, 7,013,219, 7,030,215, 7,220,719, 7,241,573, 7,241,574, 7,585,849, 7,595,376, 6,903,185, 6,479,626, US20030232410and corresponding foreign patent applications and patents.

The execution of the Amendment and payment of the amounts specified in Exhibit C conveys to you, the original buyer of the Materials pursuant to the ZFN License Agreement, the non-transferable right to use the purchased Materials in the Licensed Research Field and the ZFN-Modified Cell Lines in the GMP Field (see definitions below) subject to the conditions set out in this License Agreement. If you wish to use the Materials for any purpose other than in the Licensed Research Field or the ZFN-Modified Cell Lines for any purpose other than in the GMP Field, you must first obtain an appropriate license (see information set out below).

The Materials may not be used for any purpose other than in the Licensed Research Field and the ZFN-Modified Cell Lines may not be used for any purpose other than in the GMP Field. Your right to use the Materials in the Licensed Research Field and the ZFN-Modified Cell Lines in the GMP Field is subject to the following conditions and restrictions:

1. “Licensed Research Field” means any use for research purposes, other than:

(a) Licensing, selling, distributing, or otherwise providing Modified Animals to any third party other than Sigma and its affiliates as provided herein: provided however, that you may provide Modified Animals to researchers within your research organization located at the same research facility or campus who are similarly bound to the use restrictions herein. A “Modified Animal” means an animal having a genomic modification at the target site that results from Customer’s use of the Materials. Modified Animal includes but is not limited to (a) heterozygotes and mosaic animals, (b) the descendants of Modified Animals, (c) animals created from the breeding of Modified Animals with other animals, and (d) animals created by the Customer which contain and/or incorporate genetic information derived from Modified Animals;

(b) GMP production of therapeutic, diagnostic, prophylactic or other medicinal products intended for use in humans or non-human animals, or any other industrial use solely to the extent involving commercial sale of a product or service. If a molecule or any derivative of such molecule is used in or administered to humans, then the production of such molecule shall be deemed to be GMP production;

(c) Provision of commercial services to a third party for monetary gain, including but not limited to delivery of research results from use of the Materials;

(d) use for gene targeting and/or gene regulation to modify the genome of a plant cell, plant, or plant cell culture (in each case, whether constituting or derived from a vascular or non-vascular plant), or alter the nucleic acid or protein expression in a plant cell, plant, or plant cell culture. “Non-vascular” plants shall include but not be limited to algae, moss, and fungi; and

(e) modification or reverse-engineering of the Materials in any way or creating any derivatives or sequence variants thereof.

2. “GMP Field” means use for GMP production of therapeutic, diagnostic, prophylactic or other medicinal products intended for use in humans or non-human animals, wherein such therapeutic, diagnostic, prophylactic or other medicinal product may not contain the ZFN-Modified Cell Line, any zinc finger protein or any nucleic acid encoding and capable of expressing a zinc finger protein in a cell or tissue. If a molecule or any derivative of such molecule is used in or administered to humans or non-human animals, then the production of such molecule shall be deemed to be GMP production.

3. “ZFN-Modified Cell Line” means (a) any specific modified cell line identified on Schedule 1, where such cell line is a mammalian cell line that contains one or more targeted alterations in the genomic DNA (when compared with the parental cell line from which it was derived), where such alteration(s) in the genomic DNA is (are) the result of the buyer’s use of the Materials in accordance with the ZFN License Agreement or this ZFN GMP License Agreement, and (b) any derivative cells or cell lines created by the buyer which contain and/or incorporate genetic information derived from the cell line described in (a).

4. You may not transfer the Materials, its components, or any materials made through the use of the Materials, including Modified Animals or ZFN-Modified Cell Lines, to any third party (a) without prior written approval of Sigma, and (b) without the transferee entering into a material transfer agreement that includes the restrictions contained herein, except:

(a) you may transfer ZFN-Modified Cell Lines to third party licensees of therapeutic products that are proprietary to you, the buyer, for use solely in the GMP Field to produce such therapeutic products, provided that (i) you do not sell, or receive any consideration for, such ZFN-Modified Cell Line, (ii) such third party licensee agrees in writing that it will be bound by the terms of this ZFN GMP License Agreement and will not modify the ZFN-Modified Cell Line to cause it to produce a different therapeutic product, and (iii) a copy of such written agreement is provided to Sigma prior to such transfer.

(b) the Materials or materials made through use of the Materials may be transferred by you to your legal affiliates or bonafide third party contractors performing paid work on your behalf, with the exception of creation of Modified Animals, provided the use by such third party contractors is limited to performance of work for you in the Licensed Research Field and/or the GMP Field under the terms of this ZFN GMP License Agreement; and

(c) you may donate Mice that are Modified Animals as defined above (“Modified Mice”) to The Jackson Laboratory, a licensed distributor of Modified Mice.

5. You may not transfer the Materials or materials made through use of the Materials to third party contractors performing paid work on your behalf for the purposes of creation of Modified Animals.

6. Your right to use the Materials and ZFN-Modified Cell Lines will terminate immediately if you fail to comply with these terms and conditions. You shall, upon such termination of your rights, destroy all Materials, any materials made through the use of the Materials, including Modified Animals and ZFN-Modified Cell Lines, and components thereof in your control, and notify Sigma of such in writing.

7. You may not use the Materials or any materials made through the use of the Materials, including Modified Animals and ZFN-Modified Cell Lines, to support the filing of a patent application in any country in the world that contains claims directed to the Materials or their uses. If you file a patent application that contains any claims directed to materials made through the use of the Materials, then you hereby grant to Sangamo BioSciences, Inc. a right of first negotiation to obtain an exclusive license on commercially reasonable terms under such claims outside the GMP Field (e.g., for cell-based therapies), for a period starting eighteen (18) months after such claims are first filed and ending six (6) months later. You must notify your local Sigma sales representative, or in the USA call 800-325-3010, to be put in contact with Sangamo BioSciences, Inc. (who is a third party beneficiary of this paragraph) at the beginning of such time period.

For information on purchasing a license to the Materials for purposes other than use in Licensed Research Field or to the ZFN-Modified Cell Lines for purposes other than use in the GMP Field, contact your local Sigma Sales representative, who will refer you to the proper licensing representative, or in the USA call 800-325-3010.

For information on donating Modified Mice to The Jackson Laboratory, please visit their website at: http://www.jax.org/grc/index.html.

SCHEDULE 1

ZFN Modified Cell Lines:

Exhibit B

CHOZN® Cell Line GMP License Agreement

The Materials and their use are the subject of one or more of the following patents controlled by Sangamo BioSciences, Inc.: U.S. Patent Nos. 6,534,261, 6,607,882, 6,746,838, 6,794,136, 6,824,978, 6,866,997, 6,933,113, 6,979,539, 7,013,219, 7,030,215, 7,220,719, 7,241,573, 7,241,574, 7,585,849, 7,595,376, 6,903,185, 6,479,626, US20030232410, and corresponding foreign patent applications and patents.

The execution of the Amendment and payment of the amounts specified in Exhibit C thereof conveys to you, the original buyer of the Materials pursuant the CHOZN ZFN-Modified Cell Line Agreement, the right to use the purchased Materials in the Licensed Research Field and in the GMP Field (see definitions below) subject to the conditions set out in this CHOZN Cell Line GMP License Agreement.

If you wish to use the Materials for any purpose other than in the Licensed Research Field or GMP Field, you must first obtain an additional appropriate license (see information set out below).

The Materials may not be used for any purpose other than in the Licensed Research Field and GMP Field. Materials, as used herein, includes the ZFN-Modified CHO Cell Line that you, the buyer, obtained from Sigma and any derivative cells or cell lines created by the buyer which contain and/or incorporate genetic information derived from the ZFN-Modified CHO Cell Line. Your right to use the Materials in the Licensed Research Field and in the GMP Field is subject to the following conditions and restrictions:

1. “Licensed Research Field” means any use for research purposes, other than:

(a) Licensing, selling, distributing, or otherwise transferring the Materials to any third party other than Sigma-Aldrich and its affiliates as provided herein; provided however, that you may transfer the Materials to researchers within your research organization located at the same research facility or campus who are similarly bound to the use restrictions herein;

(b) GMP production of therapeutic, diagnostic, prophylactic or other medicinal products intended for use in humans or non-human animals, or any other industrial use solely to the extent involving commercial sale of a product or service. If a molecule or any derivative of such molecule is used in or administered to humans, then the production of such molecule shall be deemed to be GMP production; and

(c) Provision of commercial services to a third party for monetary gain, including but not limited to delivery of research results from use of the Materials.

2. “GMP Field” means use for GMP production of therapeutic, diagnostic, prophylactic or other medicinal products intended for use in humans or non-human animals, wherein such therapeutic, diagnostic, prophylactic or other medicinal product may not contain the ZFN Modified Cell Line, any zinc finger protein or any nucleic acid encoding and capable of expressing a zinc finger protein in a cell or tissue. If a molecule or any derivative of such molecule is used in or administered to humans, then the production of such molecule shall be deemed to be GMP production.

3. You may not transfer the Materials, its components, or any materials made through the use of the Materials, to any third party (a) without prior written approval of Sigma, and (b) without the transferee entering into a material transfer agreement that includes the restrictions contained herein, except:

(a) you may transfer ZFN-Modified Cell Lines to third parties for use solely in the GMP Field to produce therapeutic products that are proprietary to you, the buyer, provided that (i) you do not sell, or receive any consideration for, such ZFN-Modified Cell Line, (ii) such third party agrees in writing that it will be bound by the terms of this CHOZN Cell Line GMP License Agreement and will not modify the ZFN-Modified Cell Line to cause it to produce a different therapeutic product, and (iii) a copy of such written agreement is provided to Sigma prior to such transfer.

(b) the Materials or materials made through use of the Materials may be transferred by you to your legal affiliates or bonafide third party contractors performing paid work on your behalf in the Licensed Research Field and/or the GMP Field, provided the use by such third party contractors is limited to performance of work for you in such field or fields.

4. Your right to use the Materials will terminate immediately upon expiration of this License Agreement, or in the event that you fail to comply with these terms and conditions. You shall, upon such expiration or termination of your rights, destroy all Materials, any modified versions of the Materials, and components thereof in your control, and notify Sigma-Aldrich of such in writing.

5. You may not use the Materials to support the filing of a patent application in any country in the world that contains claims directed to the Materials or their uses.

For information on purchasing a license to the Materials for purposes other than use in the Licensed Research Field or the GMP Field, contact your local Sigma Sales representative, who will refer you to the proper licensing representative, or in the USA call 800-325-3010.